CONSENT OF INDEPENDENT AUDITORS



We consent to the reference to our firm under the captions "Condensed Financial Information" and "Transfer and Dividend Disbursing Agent, Custodian, Counsel and Independent Auditors" and to the use of our reports dated June 5, 1997, in this Registration Statement (Form N-1A 33-10238) of Dreyfus Premier State Municipal Bond Fund.



                                               ERNST & YOUNG LLP

New York, New York
July 14, 1997